Exhibit 99.1
P.F. Chang’s China Bistro, Inc.
P.F. CHANG’S REPORTS THIRD QUARTER 2010 RESULTS
SCOTTSDALE, ARIZONA, October 27, 2010 — P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) today reported financial results for the third quarter ended October 3, 2010.

(000 except per share data)	Q3 2010	Q3 2009	% Change
Revenues	$308,410	$290,329	6.2%
Income from continuing operations	$10,465	$6,225	68.1%
Net income	$10,465	$6,208	68.6%

Diluted income per share:
Income from continuing operations	$0.45	$0.27	66.7%
Net income	$0.45	$0.27	66.7%
Weighted average shares — diluted	23,070	23,285	-0.9%
Highlights for the third quarter of 2010 compared to the prior year quarter include:
•	Consolidated revenues increased 6.2% to $308.4 million.

•	Comparable store sales increased 2.3% at the Bistro and 0.8% at Pei Wei.

•	Income from continuing operations increased 68.1% to $10.5 million.

•	Net income increased 68.6% to $10.5 million.

•	Income from continuing operations and net income per diluted share increased 66.7% to $0.45.
Third quarter comparable store sales

	Fiscal 2010
	July	August	September	Total Q3
Bistro
Traffic effect	3.6%	2.7%	1.8%	2.8%
Average ticket effect	-0.7%	-0.6%	-0.2%	-0.5%

Total comparable store sales	2.9%	2.1%	1.6%	2.3%

Pei Wei
Traffic effect	0.5%	-1.2%	-4.3%	-1.5%
Average ticket effect	1.9%	2.2%	3.0%	2.3%

Total comparable store sales	2.4%	1.0%	-1.3%	0.8%

Bistro
The Bistro achieved positive same store sales in the third quarter of 2010 including the benefit of positive traffic throughout the entire quarter. Average ticket at the Bistro declined during the quarter, but sequentially improved primarily due to the benefit of a one to two percent menu price increase that went into effect during the second quarter of 2010.

Pei Wei
Pei Wei achieved positive same store sales in the third quarter of 2010. Average ticket at Pei Wei was positive for the entire quarter including incremental sales of small plate menu items and, to a lesser extent, the benefit of an approximate one percent menu price increase that went into effect during the second quarter of 2010. Traffic declined during the third quarter, including the impact of a calendar shift in limited time offer promotions.
Comparable store sales for the third quarter of fiscal 2010 reflect results from the 13 week operating period in the current year compared to the same 13 week operating period in the prior year.
Global Brand Development
Global Brand Development revenues totaled $0.9 million during the third quarter of 2010 related to six international Bistro restaurants and a new line of premium frozen food entrées, all of which operate under licensing agreements as well as two Bistro restaurants operated in Hawaii under a joint venture arrangement.
General and administrative expenses
General and administrative expenses includes the impact of higher expense primarily resulting from an increase in the fair value of performance units (approximately $0.04 per share) and other share-based awards that are tied to the Company’s stock price (approximately $0.02 per share). Additionally, higher excise taxes were recognized in connection with a multi-year state tax audit of the Company’s partnership returns (approximately $0.02 per share).
2010 Expectations
The Company anticipates that fiscal 2010 consolidated revenues will increase slightly compared to fiscal 2009, including expectations of slightly higher average weekly sales at Pei Wei and slightly lower average weekly sales at the Bistro for the full year. The Company expects fiscal 2010 restaurant operating margins to be slightly lower than fiscal 2009 and consolidated diluted earnings per share for fiscal 2010 to approximate $1.95.
The Company expects to open one new Bistro restaurant during the fourth quarter of fiscal 2010. The Company also plans to repurchase approximately $40.0 million in common shares under its current share repurchase authorization during fiscal 2010. The Company repurchased $26.2 million of its common shares through the quarter ended October 3, 2010.
Quarterly dividend
The Company’s Board of Directors has authorized a cash dividend payment of $0.21 per share on the Company’s outstanding common stock. The dividend is payable on November 22, 2010 to shareholders of record at the close of business on November 8, 2010. The amount of the cash dividend was computed based on 45% of the Company’s net income for the quarter ended October 3, 2010.
2011 Development
The Company currently expects to open three to five new Bistro restaurants and 10 to 12 new Pei Wei restaurants during fiscal 2011. In addition, the Company expects its international partners collectively to open seven to ten Bistro restaurants in international markets during fiscal 2011.
Definitions
The following definitions apply to these terms as used throughout this release:
•	Income from continuing operations refers to income from continuing operations, net of tax, attributable to PFCB common stockholders.

•	Net income refers to Net income attributable to PFCB common stockholders

•
Comparable store sales changes include company-operated restaurants and represent the change in period-over-period sales for the comparable restaurant base. A restaurant becomes comparable in its eighteenth month of operation.

Conference call information
The Company is hosting a conference call today at 1:00 pm ET in which management will provide further details on the third quarter results. A webcast of the call can be accessed through the company’s website at http://www.pfcb.com.
About the Company
P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, Chinese-inspired cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared pan-Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility. In addition, the Company has extended the P.F. Chang’s brand to international markets and retail products both of which are operated under licensing agreements.
Note with respect to non-GAAP financial measures contained within Supplemental Financial Information
In addition to using GAAP results in evaluating the Company’s business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company’s restaurants but excludes preopening expenses and partner investment expense. Because preopening and partner investment expenses are associated with expansion of the Company’s business and vary in timing and magnitude, they make an accurate assessment of the health of its ongoing operations more difficult and are therefore excluded. Additionally, general and administrative expenses are generally not specifically identifiable to individual business units and are only included in the Company’s consolidated financial presentation as these costs relate to support of both restaurant concepts and the Company’s brands into international markets and retail products. As the Company’s expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 5 through 7 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.
Note with respect to forward looking statements
The statements contained in this press release that are not purely historical, including the Company’s estimates of its earnings, revenues and anticipated new restaurants are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, failure of the Company’s existing or new restaurants to achieve expected results; changes in general economic and political conditions that affect consumer spending; changes in government legislation that may increase labor costs; the dependency on sales concentrated in certain geographic areas or generated by corporate spending; intense competition in the restaurant industry; Global Brand Development initiatives that may impact our brand; damage to our brands or reputation; litigation; adverse public or medical opinions about the health effects of consuming our products; failure to comply with governmental regulations; changes in food costs; the inability to retain key personnel; the Company’s ability to successfully expand its operations; federal and state tax rules could negatively impact results of operations and financial position; fluctuating insurance requirements and costs; marketing programs may not be successful; potential labor shortages that may delay planned openings; the inability to develop and construct restaurants within projected budgets and time periods; seasonality of the Company’s business and other risks described in the Company’s recent SEC filings.

Contacts:

Investor:	Allison Schulder	(480) 888-3000	allison.schulder@pfcb.com

Media:	Pete Marino	(312) 339-8833	pmarino@digcommunications.com
Dig Communications

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 3,	September 27,	October 3,	September 27,
	2010	2009	2010	2009
Revenues	$308,410	$290,329	$931,619	$901,526
Costs and expenses:
Cost of sales	78,380	76,364	244,110	239,093
Labor	101,620	95,713	308,390	294,531
Operating	52,058	50,883	156,408	150,383
Occupancy	18,504	17,566	54,951	52,347
General and administrative	23,226	20,408	62,044	60,745
Depreciation and amortization	19,318	19,055	57,654	56,126
Preopening expense	572	1,550	1,537	2,499
Partner investment expense	(147)	18	(271)	(537)

Total costs and expenses	293,531	281,557	884,823	855,187

Income from operations	14,879	8,772	46,796	46,339
Interest and other income (expense), net	175	85	(905)	(1,292)

Income from continuing operations before taxes	15,054	8,857	45,891	45,047
Provision for income taxes	(4,417)	(2,477)	(13,349)	(12,538)

Income from continuing operations, net of tax	10,637	6,380	32,542	32,509
Income (loss) from discontinued operations, net of tax	—	(17)	6	(534)

Net income	10,637	6,363	32,548	31,975
Less: Net income attributable to noncontrolling interests	172	155	619	813

Net income attributable to PFCB	$10,465	$6,208	$31,929	$31,162

Basic income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.46	$0.27	$1.41	$1.38
Income (loss) from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	0.00	0.00	(0.03)

Net income attributable to PFCB common stockholders	$0.46	$0.27	$1.41	$1.35

Diluted income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.45	$0.27	$1.38	$1.35
Income (loss) from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	0.00	0.00	(0.03)

Net income attributable to PFCB common stockholders	$0.45	$0.27	$1.38	$1.32

Weighted average shares used in computation:
Basic	22,697	22,810	22,719	23,103

Diluted	23,070	23,285	23,150	23,535

Cash dividends declared per share	$0.21	$—	$0.63	$—

Amounts attributable to PFCB:
Income from continuing operations, net of tax	$10,465	$6,225	$31,923	$31,696
Income (loss) from discontinued operations, net of tax	—	(17)	6	(534)

Net income attributable to PFCB	$10,465	$6,208	$31,929	$31,162

P.F. Chang’s China Bistro, Inc.
Supplemental Financial Information

	2008	1Q09	2Q09	3Q09	4Q09	2009	1Q10	2Q10	3Q10	YTD Q3 2010

Units	348	350	351	356	363	363	364	366	368	368
Sales weeks	17,170	4,531	4,563	4,604	5,058	18,756	4,731	4,736	4,770	14,237
AWS	69,780	68,382	66,044	63,060	64,581	65,482	65,604	66,055	64,656	65,436

Revenues (1)	1,198,124	309,837	301,360	290,329	326,653	1,228,179	310,371	312,838	308,410	931,619

Operating costs
Cost of sales	325,630	83,072	79,657	76,364	87,328	326,421	84,013	81,717	78,380	244,110
Labor	396,911	100,707	98,111	95,713	107,052	401,583	104,475	102,295	101,620	308,390
Operating	198,967	50,691	48,809	50,883	53,476	203,859	52,753	51,597	52,058	156,408
Occupancy	69,809	17,378	17,403	17,566	18,288	70,635	17,838	18,609	18,504	54,951
Net income attributable to noncontrolling interests	1,933	370	288	155	595	1,408	206	241	172	619
Depreciation & amortization	68,711	18,496	18,575	19,055	18,303	74,429	19,001	19,335	19,318	57,654
Restaurant operating income	136,163	39,123	38,517	30,593	41,611	149,844	32,085	39,044	38,358	109,487

Development costs
Preopening expenses	8,457	488	461	1,550	1,420	3,919	133	832	572	1,537
Partner investment expense	(354)	(464)	(91)	18	(92)	(629)	11	(135)	(147)	(271)

Other expenses
General and administrative (2)	77,488	19,814	20,523	20,408	22,004	82,749	19,053	19,765	23,226	62,044
Interest and other (income) expense, net	3,362	940	437	(85)	345	1,637	415	665	(175)	905
Provision for income taxes	12,193	4,953	5,108	2,477	5,954	18,492	3,788	5,144	4,417	13,349
Income from continuing operations	35,017	13,392	12,079	6,225	11,980	43,676	8,685	12,773	10,465	31,923
Income (loss) from discontinued operations, net of tax	(7,591)	(43)	(474)	(17)	55	(479)	6	—	—	6
Net income attributable to PFCB	27,426	13,349	11,605	6,208	12,035	43,197	8,691	12,773	10,465	31,929

Income from continuing operations per FDS	$1.45	$0.56	$0.51	$0.27	$0.52	$1.87	$0.38	$0.55	$0.45	$1.38

Fully diluted shares (FDS)	24,080	23,795	23,526	23,285	23,045	23,413	23,104	23,277	23,070	23,150

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.8%	26.4%	26.3%	26.7%	26.6%	27.1%	26.1%	25.4%	26.2%
Labor	33.1%	32.5%	32.6%	33.0%	32.8%	32.7%	33.7%	32.7%	32.9%	33.1%
Operating	16.6%	16.4%	16.2%	17.5%	16.4%	16.6%	17.0%	16.5%	16.9%	16.8%
Occupancy	5.8%	5.6%	5.8%	6.1%	5.6%	5.8%	5.7%	5.9%	6.0%	5.9%
Net income attributable to noncontrolling interests	0.2%	0.1%	0.1%	0.1%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & amortization	5.7%	6.0%	6.2%	6.6%	5.6%	6.1%	6.1%	6.2%	6.3%	6.2%

Restaurant operating income	11.4%	12.6%	12.8%	10.5%	12.7%	12.2%	10.3%	12.5%	12.4%	11.8%

Preopening expenses	0.7%	0.2%	0.2%	0.5%	0.4%	0.3%	0.0%	0.3%	0.2%	0.2%
Partner investment expense	(0.0%)	(0.1%)	(0.0%)	0.0%	(0.0%)	(0.1%)	0.0%	(0.0%)	(0.0%)	(0.0%)
General and administrative (2)	6.5%	6.4%	6.8%	7.0%	6.7%	6.7%	6.1%	6.3%	7.5%	6.7%
Interest and other (income) expense, net	0.3%	0.3%	0.1%	(0.0%)	0.1%	0.1%	0.1%	0.2%	(0.1%)	0.1%
Provision for income taxes	1.0%	1.6%	1.7%	0.9%	1.8%	1.5%	1.2%	1.6%	1.4%	1.4%

Income from continuing operations	2.9%	4.3%	4.0%	2.1%	3.7%	3.6%	2.8%	4.1%	3.4%	3.4%

Income (loss) from discontinued operations, net of tax	(0.6%)	(0.0%)	(0.2%)	(0.0%)	0.0%	(0.0%)	0.0%	0.0%	0.0%	0.0%

Net income attributable to PFCB	2.3%	4.3%	3.9%	2.1%	3.7%	3.5%	2.8%	4.1%	3.4%	3.4%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	136,163	39,123	38,517	30,593	41,611	149,844	32,085	39,044	38,358	109,487
Add: Net income attributable to noncontrolling interests	1,933	370	288	155	595	1,408	206	241	172	619
Less: General and administrative (2)	(77,488)	(19,814)	(20,523)	(20,408)	(22,004)	(82,749)	(19,053)	(19,765)	(23,226)	(62,044)
Less: Preopening expenses	(8,457)	(488)	(461)	(1,550)	(1,420)	(3,919)	(133)	(832)	(572)	(1,537)
Less: Partner investment expense	354	464	91	(18)	92	629	(11)	135	147	271

Income from operations	52,505	19,655	17,912	8,772	18,874	65,213	13,094	18,823	14,879	46,796

Note: Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts

(1)	Consolidated revenues include revenues related to the Bistro and Pei Wei concepts as well as Global Brand Development initiatives

(2)	Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts

Concept: P.F. Chang’s China Bistro
Supplemental Financial Information

	2008	1Q09	2Q09	3Q09	4Q09	2009	1Q10	2Q10	3Q10	YTD Q3 2010

Units	189	190	190	192	197	197	197	199	200	200
Sales weeks	9,373	2,458	2,470	2,486	2,736	10,150	2,561	2,565	2,593	7,719
AWS	98,127	95,661	91,958	87,324	89,884	91,161	90,077	90,964	89,202	90,078
Revenues	919,963	235,141	227,144	217,093	245,943	925,321	230,767	233,365	231,309	695,441

Operating costs
Cost of sales	249,911	62,963	59,749	56,624	65,480	244,816	62,711	60,914	58,135	181,760
Labor	301,967	76,051	73,286	71,216	80,222	300,775	78,192	76,769	76,533	231,494
Operating	149,083	36,973	36,373	37,487	40,050	150,883	38,546	38,183	38,554	115,283
Occupancy	50,670	12,441	12,412	12,390	12,943	50,186	12,640	13,254	13,242	39,136
Net income attributable to noncontrolling interests	1,361	179	145	104	110	538	71	93	62	226
Depreciation & amortization	51,091	13,728	13,646	13,900	13,247	54,521	13,854	14,043	14,018	41,915
Restaurant operating income	115,880	32,806	31,533	25,372	33,891	123,602	24,753	30,109	30,765	85,627

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.8%	26.3%	26.1%	26.6%	26.5%	27.2%	26.1%	25.1%	26.1%
Labor	32.8%	32.3%	32.3%	32.8%	32.6%	32.5%	33.9%	32.9%	33.1%	33.3%
Operating	16.2%	15.7%	16.0%	17.3%	16.3%	16.3%	16.7%	16.4%	16.7%	16.6%
Occupancy	5.5%	5.3%	5.5%	5.7%	5.3%	5.4%	5.5%	5.7%	5.7%	5.6%
Net income attributable to noncontrolling interests	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%
Depreciation & amortization	5.6%	5.8%	6.0%	6.4%	5.4%	5.9%	6.0%	6.0%	6.1%	6.0%

Restaurant operating income	12.6%	14.0%	13.9%	11.7%	13.8%	13.4%	10.7%	12.9%	13.3%	12.3%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	115,880	32,806	31,533	25,372	33,891	123,602	24,753	30,109	30,765	85,627
Add: Net income attributable to noncontrolling interests	1,361	179	145	104	110	538	71	93	62	226
Less: Preopening expenses	(5,677)	(294)	(280)	(1,004)	(1,257)	(2,835)	(26)	(765)	(411)	(1,202)
Less: Partner investment expense	1,066	148	20	—	68	236	—	—	—	—

Income from operations	112,630	32,839	31,418	24,472	32,812	121,541	24,798	29,437	30,416	84,651

Note: General and administrative expenses are reflected in the Company’s consolidated results

Concept: Pei Wei Asian Diner (A)
Supplemental Financial Information

	2008	1Q09	2Q09	3Q09	4Q09	2009	1Q10	2Q10	3Q10	YTD Q3 2010

Units	159	160	161	164	166	166	167	167	168	168
Sales weeks	7,797	2,073	2,093	2,118	2,322	8,606	2,170	2,171	2,177	6,518
AWS	35,675	36,011	35,459	34,578	34,701	35,171	36,597	35,991	34,998	35,861
Revenues	278,161	74,696	74,216	73,236	80,576	302,724	79,475	78,137	76,190	233,802

Operating costs
Cost of sales	75,719	20,109	19,908	19,740	21,848	81,605	21,302	20,803	20,245	62,350
Labor	94,944	24,656	24,825	24,497	26,830	100,808	26,283	25,526	25,087	76,896
Operating	49,884	13,718	12,436	13,396	13,426	52,976	14,207	13,414	13,504	41,125
Occupancy	19,139	4,937	4,991	5,176	5,345	20,449	5,198	5,355	5,262	15,815
Net income attributable to noncontrolling interests	572	191	143	51	485	870	135	148	110	393
Depreciation & amortization	16,158	4,350	4,440	4,647	4,666	18,103	4,647	4,762	4,772	14,181
Restaurant operating income	21,745	6,735	7,473	5,729	7,976	27,913	7,703	8,129	7,210	23,042

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.9%	26.8%	27.0%	27.1%	27.0%	26.8%	26.6%	26.6%	26.7%
Labor	34.1%	33.0%	33.4%	33.4%	33.3%	33.3%	33.1%	32.7%	32.9%	32.9%
Operating	17.9%	18.4%	16.8%	18.3%	16.7%	17.5%	17.9%	17.2%	17.7%	17.6%
Occupancy	6.9%	6.6%	6.7%	7.1%	6.6%	6.8%	6.5%	6.9%	6.9%	6.8%
Net income attributable to noncontrolling interests	0.2%	0.3%	0.2%	0.1%	0.6%	0.3%	0.2%	0.2%	0.1%	0.2%
Depreciation & amortization	5.8%	5.8%	6.0%	6.3%	5.8%	6.0%	5.8%	6.1%	6.3%	6.1%

Restaurant operating income	7.8%	9.0%	10.1%	7.8%	9.9%	9.2%	9.7%	10.4%	9.5%	9.9%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	21,745	6,735	7,473	5,729	7,976	27,913	7,703	8,129	7,210	23,042
Add: Net income attributable to noncontrolling interests	572	191	143	51	485	870	135	148	110	393
Less: Preopening expenses	(2,780)	(194)	(181)	(546)	(163)	(1,084)	(107)	(67)	(161)	(335)
Less: Partner investment expense	(712)	316	71	(18)	24	393	(11)	135	147	271

Income from operations	18,825	7,048	7,506	5,216	8,322	28,092	7,720	8,345	7,306	23,371

Note: General and administrative expenses are reflected in the Company’s consolidated results
(A) All current and historical operating results related to closed Pei Wei restaurants are reflected within discontinued operations for all periods presented

P.F. Chang’s China Bistro
Supplemental Sales Information (Company Owned)
Year of Unit Opening (1)

	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	2010	Total
Units	64	14	18	18	18	20	20	17	8	3	200

	Sales (000)
1Q10	84,443	16,452	22,541	18,179	18,840	21,713	22,542	16,961	9,017	—	230,688
2Q10	84,934	16,111	22,795	19,015	19,043	21,928	22,913	17,483	8,620	481	233,323
3Q10	83,188	15,716	22,409	19,012	18,444	21,239	22,410	17,016	8,433	3,433	231,300

2010	252,565	48,279	67,745	56,206	56,327	64,880	67,865	51,460	26,070	3,914	695,311

	Average Weekly Sales (AWS)
1Q10	101,494	90,396	96,331	77,688	80,514	83,510	86,700	76,747	86,697	—	90,077
2Q10	102,084	88,522	97,414	81,262	81,380	84,339	88,125	79,106	82,887	120,210	90,964
3Q10	99,985	86,354	95,765	81,246	78,820	81,688	86,194	76,997	81,088	107,269	89,202

2010	101,188	88,424	96,503	80,065	80,238	83,179	87,006	77,617	83,557	108,707	90,078

	Year-Over-Year Change Comparable Store Sales (2)(3)
Units	64	14	18	18	18	20	20	17	1	—	190
1Q10	-4.0%	-3.0%	-1.7%	-1.5%	-1.8%	-0.7%	-0.9%	-5.1%	—	—	-2.7%
2Q10	-1.0%	0.2%	1.1%	2.4%	1.0%	1.8%	1.1%	-2.7%	—	—	0.1%
3Q10	1.4%	2.8%	3.0%	3.7%	2.7%	3.6%	3.2%	1.6%	-13.9%	—	2.3%

2010	-1.3%	-0.1%	0.7%	1.5%	0.6%	1.5%	1.1%	-1.7%	-13.9%	—	-0.1%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit becomes comparable in the eighteenth month of operation.

(3)
Comparable store sales for each quarter of fiscal 2010 reflect results from the 13 week operating period in the current year compared to the same 13 week operating period in the prior year. Comparable store sales for the first three quarters of fiscal 2010 reflect results from the 39 week operating period in the current year compared to the same 39 week operating period in the prior year.

Pei Wei Asian Diner
Supplemental Sales Information
Year of Unit Opening (1)

	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	2010	Total
Units	5	11	17	19	23	27	32	25	7	2	168

	Sales (000)
1Q10	2,748	5,557	8,770	10,017	11,151	13,175	13,954	10,399	3,075	570	79,416
2Q10	2,587	5,240	8,566	9,865	11,038	13,093	13,798	10,434	3,005	511	78,137
3Q10	2,463	5,050	8,260	9,583	10,813	12,898	13,417	10,079	2,900	726	76,190

2010	7,798	15,847	25,596	29,465	33,002	39,166	41,169	30,912	8,980	1,807	233,743

	Average Weekly Sales (AWS)
1Q10	42,270	38,861	39,683	40,556	37,295	37,535	33,543	31,997	33,796	47,443	36,597
2Q10	39,801	36,645	38,762	39,938	36,915	37,302	33,169	32,104	33,025	39,308	35,991
3Q10	37,893	35,317	37,374	38,797	36,165	36,747	32,253	31,013	31,864	38,211	34,998

2010	39,988	36,941	38,606	39,764	36,792	37,195	32,988	31,705	32,895	41,068	35,861

	Year-Over-Year Change Comparable Store Sales (2)(3)
Units	5	11	17	19	23	27	32	25	2	—	161
1Q10	1.8%	0.6%	0.7%	-0.2%	2.5%	3.5%	4.1%	2.4%	—	—	2.2%
2Q10	1.4%	0.2%	2.3%	1.7%	3.1%	4.2%	3.7%	3.8%	—	—	3.0%
3Q10	-0.6%	-1.3%	-0.2%	-0.9%	1.1%	1.9%	1.2%	2.9%	-2.6%	—	0.8%

2010	0.9%	-0.1%	0.9%	0.2%	2.2%	3.2%	3.0%	3.0%	-2.6%	—	2.0%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit becomes comparable in the eighteenth month of operation.

(3)
Comparable store sales for each quarter of fiscal 2010 reflect results from the 13 week operating period in the current year compared to the same 13 week operating period in the prior year. Comparable store sales for the first three quarters of fiscal 2010 reflect results from the 39 week operating period in the current year compared to the same 39 week operating period in the prior year.